Exhibit 99.3
AMENDED AND RESTATED COOPERATION AGREEMENT
THIS AMENDED AND RESTATED COOPERATION AGREEMENT is made as of the 25th day of August, 2006, by and between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation, with offices at 1319 Marquette Drive, Romeoville, Illinois 60446, (“Nanophase”) and ROHM AND HAAS ELECTRONIC MATERIALS CMP INC., a Delaware corporation, with offices at 451 Bellevue Road, Newark, DE 19713 (“RHEM”).
RECITALS:
WHEREAS, Rodel, Inc., RHEM’s predecessor in name and Nanophase are parties to that certain Cooperation Agreement made as of June 24, 2002, as amended (the “Old Agreement”); and
WHEREAS, the subject matter of the Old Agreement was the purchase and sale of nanocrystalline cerium oxides particles (“Ceria”) and/or dispersions of Ceria using Nanophase’s proprietary processes (“Ceria Particles”) for potential use by RHEM in products for chemical mechanical planarization (“CMP”) for semiconductor wafers (such use being hereinafter referred to as the “Field”); and
WHEREAS, Nanophase may develop and manufacture other particles and/or dispersions (nanocrystalline or otherwise) using its proprietary processes for use in the Field (such other particles and/or dispersions developed and manufactured by Nanophase for use in the Field being hereinafter referred to as “Other Particles”, and Ceria Particles and Other Particles developed and manufactured by Nanophase being hereinafter together referred to as the “Particles“); and
WHEREAS, RHEM desires to expand the scope of the Old Agreement to secure exclusive access to such Other Particles, together with other modifications as set forth herein; and Nanophase is amenable to such expansion and modification; and

WHEREAS, concurrently with the parties’ execution of this Amended and Restated Cooperation Agreement, RHEM’s subsidiary, Rohm And Haas Electronic Materials CMP Holdings, Inc. (“Holdings”), has entered into a Stock Purchase Agreement with Nanophase under which Holdings has purchased for $5,000,000 an equity ownership position in Nanophase; and
WHEREAS, the parties desire to evidence the aforesaid expansion and modification and to reaffirm their agreement with respect to Ceria Particles by entering into this Amended and Restated Cooperation Agreement in replacement of the Old Agreement;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises hereinafter set forth, the parties agree as follows:
1.	Cooperation
(a)	Nanophase and RHEM mutually agree to use all commercially reasonable efforts to cooperate with one another to develop one or more commercial slurry products incorporating the Particles for applications in the Field (the “Development Product(s)”). Unless otherwise agreed, each party shall be responsible for its own expenses in connection with the development effort. Either party may propose development of a Development Product under this Section 1 and either party may discontinue participation as to a particular Development Product without penalty upon reasonable prior notice to the other party.

(b)	Without limiting RHEM’s general obligation of cooperation under subsection (a), above, RHEM undertakes to (i) provide Nanophase with target specifications, performance data and analytical assistance as may be agreed to characterize Development Product performance, (ii) test and evaluate Development Product samples provided by Nanophase and provide feedback as to the results thereof to Nanophase in a timely manner, (iii) keep Nanophase regularly advised of the general market situation applicable to the Development Products, and (iv) include

Nanophase business and technical personnel in meetings with business and technical personnel at customers, as appropriate, to discuss and promote the Particles and the Development Products.
(c)	Without limiting Nanophase’s general obligation of cooperation under subsection (a), above, Nanophase undertakes to (i) provide RHEM with reasonable research samples of the Development Product for testing and evaluation as may be agreed, together with related physical, chemical and other information, (ii) devote sufficient resources (including equipment and personnel) as may be agreed to provide for the development effort, and (iii) provide agreed technical support to RHEM and its customers as to the use of the Particles and the Development Products.

(d)	Any intellectual property created or invented after the date of this Agreement in connection with Development Products shall be owned as follows, regardless of whether such intellectual property was created or invented by personnel of Nanophase, RHEM or both of them: (i) Nanophase shall own all such intellectual property to the extent related or applicable to the manufacture, dispersing or coating of Particles for applications in the Field, and (ii) RHEM shall own all such intellectual property to the extent related or applicable to slurry formulation and manufacture for applications in the Field. Each party agrees to notify the other promptly of any inventions pertaining to applications in the Field which are created by the other or its personnel under this Section, and to cooperate with the other and its counsel to take such action and execute such documents as may be required or reasonably requested to effect the allocation of rights set forth herein, including cooperating with the other in the filing and prosecution of all patent applications resulting from any inventions pertaining to applications in the Field in connection with Development Products.
2.	Purchase and Sale

Subject to the terms and conditions of this Agreement, Nanophase will sell, and RHEM will purchase, all of RHEM’s worldwide requirements for Ceria Particles for applications in the Field. In addition, if, pursuant to RHEM’s request, Nanophase develops and produces Other Particles for applications in the Field that meet RHEM’s performance and pricing criteria, Nanophase will sell, and RHEM will purchase, all of RHEM’s worldwide requirements for such Other Particles for applications in the Field at a price to be negotiated and agreed by the parties and otherwise on the terms and conditions set forth herein.
3.	Exclusivity
(a)	For Ceria Particles, the purchase and sale obligations set forth in Section 2 shall be mutually exclusive; i.e., except as specifically otherwise provided herein, for the term of this Agreement, Nanophase will not sell or sample Ceria Particles for applications in the Field to any manufacturer, seller or end user of CMP slurries other than RHEM, and RHEM will not purchase Ceria Particles for CMP applications from any manufacturer or supplier other than Nanophase.

(b)	If RHEM purchases and Nanophase sells, Other Particle(s) for a particular application(s) in the Field, as set forth in Section 2, such purchase and sale shall likewise be mutually exclusive with respect to such Other Particle and application. The obligations set forth in this subsection and subsection (a) shall not apply to RHEM’s purchase of evaluation samples in connection with Section 11(b) hereof.

(c)	If at any time during the term of this Agreement RHEM notifies Nanophase in a writing signed by a duly authorized officer (a “Writing”) that it is exiting the CMP market, the restrictions on development and sale contained in this Section 3 shall not apply and Nanophase shall be free to develop and sell Particles to customers other than RHEM, effective as of the date specified in such Writing. In addition, if in any calendar year during the term hereof, RHEM fails to purchase any Particles, the parties shall, at Nanophase’s request, enter into good faith discussions as to RHEM’s long term Particle requirements, whereupon RHEM may, in a Writing given within thirty (30) days of the start of such discussions, elect to either (i) release Nanophase from its exclusivity obligations under this Agreement or (ii) declare its intention to continue with this Agreement with no change or alteration; provided, however, that if RHEM has not purchased any Particles in the next succeeding calendar year (i.e., has not purchased any Particles for two consecutive years), Nanophase shall have the right to declare this Agreement to be nonexclusive, whereupon each party shall be free to purchase and sell to any third party and this Agreement shall continue on a nonexclusive basis for the remainder of its term. In the event no election is made within said thirty (30) day period, the election in clause (ii) of this Section 3(c) shall be deemed to apply.
(d)	Except as specifically provided in subsection (c) above, and as limited to the circumstances described therein, Nanophase shall not sell or develop Particles for use in the Field to or for any party other than RHEM without RHEM’s prior written consent.
4.	Forecasts and Orders
(a)	RHEM will provide Nanophase with a rolling six month forecast of the volume of its Particle requirements at the start of each calendar quarter. The first three months of this forecast shall be firm and accompanied by a purchase order for such forecast. Unless otherwise agreed, Nanophase need not manufacture more than [* * *]% of [* * *]th of the forecasted six-month volume in any single month period.

(b)	RHEM will give Nanophase six months prior written notice before Nanophase will be obliged to either (i) have installed capacity or manufacture over [* * *] kilograms of Particles per annum, or (ii) increase production by more than [* * *] kilograms of Particles over the production for the previous six-month period.

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

(c)	RHEM will submit written purchase orders to Nanophase giving reasonable notice which may not be less than three weeks prior to the requested date of shipment and specifying the required quantities, shipment dates, destinations and other relevant information, and Nanophase will use commercially reasonable efforts to fill the orders (including using reasonable commercial efforts to fill orders for which RHEM may be unable to provide a full three weeks’ notice) so that RHEM may meet its delivery commitments to its customers.

(d)	Other provisions applicable to the purchase and sale of the Particles shall be as provided in RHEM’s standard terms and conditions of sale, to the extent not inconsistent with this Agreement.

5.	Price and Payment

(a)	The sales price for Particles shall be as determined by mutual agreement from time to time.

(b)	Unless otherwise agreed by the parties with respect to any particular order, all shipment of Particles shall be F.O.B. Nanophase’s facility, with title and risk of loss passing at the shipment point. RHEM will make payment in full of all Particles conforming to agreed-upon written specifications within thirty (30) days of receipt of invoice. The parties do hereby agree that specifications for Ceria Particles shall be as set forth in Exhibit A, provided that these specifications may be changed by mutual written agreement from time to time. Specifications for Other Particles shall be as determined by mutual written agreement from time to time.

6.	Warranties

(a)	Nanophase warrants that (i) to the best of its knowledge, the processes Nanophase applies in manufacturing and selling the Particles do not infringe upon any patent or trade secret of any third party, and (ii) all Particles shipped under this Agreement will conform to the specifications agreed upon in writing, including those set forth in Exhibit A, as the same may hereafter be amended by the parties (the “Specifications”), and (iii) the Particles and their manufacture are and shall be in compliance with all applicable laws, rules and regulations, the noncompliance with which, if Nanophase is unable to cure the noncompliance within 90 days of notification thereof, would result in Nanophase’s inability to meet its supply obligations under this Agreement. If, notwithstanding Nanophase’s compliance with its warranty given in clause (i) hereof, Nanophase receives notice from a third party alleging that its processes infringe a patent or trade secret of such third party, then Nanophase and RHEM will consult one another in good faith to discuss actions to resolve the claim, including possible financial support by RHEM and consideration by Nanophase in respect thereof. These warranties are in lieu of all other warranties or conditions express or implied. TO THE EXTENT ALLOWABLE BY LAW, EXCLUSION OF ALL OTHER WARRANTIES OR CONDITIONS EXTENDS TO IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.
(b)	If any Particles fail to comply with the Specifications, Nanophase will, at RHEM’s option, promptly return or exchange the Particles with conforming Particles, or issue a refund or credit of the purchase price. In the event that RHEM elects to return or exchange the Particles, the parties will adhere to the following protocol: (i) RHEM will contact Nanophase’s Quality Director and then forward to the Quality Director a sample of the Particles that RHEM believes are non-conforming, together with supporting documentation (including any test results); (ii) upon receipt of the sample, Nanophase will test it and then notify RHEM of the test results; (iii) where the test results confirm that the sample is non-conforming, Nanophase will provide RHEM with Nanophase’s Return Authorization Number (“RAN”); and (iv) to the extent possible, all paperwork concerning the returned Particles must include Nanophase’s RAN. Nanophase shall arrange and pay for the return of the confirmed non-conforming Particles to Nanophase. In the event of a disagreement as to non-conformity, the affected Particles shall be submitted to testing by an independent third party reasonably agreeable to both parties.
(c)	Notwithstanding the foregoing, in the event any RHEM product incorporating conforming Particles is rejected by a customer for unsatisfactory performance, Nanophase will cooperate with RHEM in all reasonable respects to resolve such out-of-control performance excursion in a timely manner, including, without limitation, producing Particles at different specification ranges (e.g., smaller or larger size) to determine their effect on product performance.

7.	Indemnity
Each party (the “indemnifying party”) agrees to indemnify and hold the other party, its parents, subsidiaries, affiliates and permitted assigns, and the directors, employees and agents of each of the foregoing entities (all, the “indemnified party”), harmless from and against all liabilities, claims, damages and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with (a) any act or omission of the indemnifying party in breach of this Agreement, (b) any injury or damage to the extent attributable to the fault or negligence of the indemnifying party or (c) violation of any law, rule, regulation or order by the indemnifying party related to this Agreement. In the event of liability arising from a claim by a third party that both parties to this Agreement infringed a patent held by such third party, the party (RHEM or Nanophase) determined by the final, non-appealable judgment of a court of competent jurisdiction to be the direct cause of the infringement (if any) shall indemnify the other party for its costs arising out of such claim. This Section 7 shall not apply to relieve either party’s liability to the other for breach of such party’s obligations to the other party under this Agreement.
8.	License
(a)	For purposes of this Section, a “Triggering Event” shall be deemed to have occurred if (i) Nanophase provides written notice to RHEM that Nanophase is unwilling to supply RHEM with conforming Particles for applications in the Field conforming to the Specifications (for any reason other than [a] the parties’ inability to agree upon the sales price for the Particles under Section 5(a) above, or [b] the parties’ inability to agree upon the specifications for Other Particles under Section 5(b) above, or [c] an event of force majeure as defined under Section 10 below), or (ii) Nanophase acknowledges in writing that it is insolvent, or the board of directors of Nanophase shall authorize any liquidation or winding up of Nanophase, or a petition seeking a receivership or involuntary bankruptcy is filed against Nanophase and such petition is not dismissed within sixty days after service upon Nanophase, or (iii) there is a change of control (as defined in Section 12(c)) of Nanophase to a direct competitor of RHEM in the Field or (iv) in the case that Nanophase is in bankruptcy proceedings and Nanophase or its bankruptcy trustee shall reject this Agreement under Section 365(n) of the U.S. Bankruptcy Code (“Code”) or any successor provisions. In recognition of RHEM’s investment in developing product lines that incorporate the Particles and RHEM’s reliance on continued availability, Nanophase grants to RHEM, effective upon (and only upon) a Triggering Event, an exclusive, royalty bearing, transferable license to make, have made, use, offer to sell, sell or import Particles for applications in the Field under U.S. patent no. [* * *] and all corresponding foreign patents and patent applications, and any trade secrets or other intellectual property owned or controlled by Nanophase or its principals relevant to manufacture of Particles in the Field. Such license shall be self-executing upon the occurrence of a Triggering Event. For purposes of clarification, all rights and licenses granted by Nanophase hereunder are for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code, and the parties agree that RHEM, as a licensee of such rights, shall retain and may fully exercise all of its rights and elections under the Code or any similar state law. If requested by RHEM, upon the occurrence of a Triggering Event, Nanophase will sell such equipment in its possession or control as Nanophase may have available and RHEM may require for full exercise of the license rights

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

granted hereunder. The purchase price of any such equipment shall be its fair market value based on replacement cost or, failing agreement as to such value, the greater of [a] [* * *]% of Nanophase’s original book value of both the equipment and any associated improvements to it, or [b] [* * *]% of Nanophase’s net book value of such equipment, FOB Nanophase’s facilities.
(b)	In addition to the foregoing, upon the occurrence of a Triggering Event, Nanophase agrees to make available the reasonable services of personnel it deems appropriate to provide such technical assistance as RHEM may reasonably request in connection with the manufacture of the Particles for applications in the Field under the licensed intellectual property. Nanophase will provide up to [* * *] hours of such technical assistance to RHEM without charge, other than all reasonable travel, meals and lodging expenses incurred by Nanophase personnel in connection therewith. For any additional technical assistance, RHEM shall pay Nanophase at the rate of $[* * *] per hour for each Nanophase employee or contractor providing such technical assistance to RHEM, together with each such person’s reasonable expenses.

(c)	The license provided in this Section 8 shall bear a royalty payable by RHEM to Nanophase for a period of ten (10) years from the date of exercise. The royalty amount shall be equal to [* * *] percent ([* * *]%) of the per kilogram dry weight price of the Particles for applications in the Field based on the applicable price(s) at the time of exercise as set forth in Section 5(a). Aggregate royalties hereunder shall be paid on a quarterly basis and shall be accompanied by a written report of the quantity of Particles used by RHEM on a monthly basis during the period covered by the report. This Section 8 shall survive expiration or termination of this Agreement in the event it is invoked by RHEM for a reason specified in Sections 12(b)(ii) or 12(c), but not by reason of Section 12(b)(i).

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

9.	Confidentiality

In connection with this Agreement, the parties may from time to time exchange certain information and data which the disclosing party deems to be confidential information. As used herein, “confidential information” means any information disclosed in tangible form which is labeled as “confidential”, “proprietary” or the like, or, if disclosed orally or visually, is confirmed in writing as “confidential”, “proprietary” or the like within thirty (30) days of original disclosure. Confidential information shall not include any information which (a) is or becomes part of the public domain by reason other than the unauthorized disclosure of a party hereto, (b) the receiving party can demonstrate was already in its possession prior to receipt, or (c) was received in good faith a third party having the right to disclose the same, or (d) was independently developed by the receiving party as evidenced by the receiving party’s written records, or (e) is required to be disclosed by law, regulation, judicial process or administrative order, provided that prompt notice and an opportunity to seek a protective order is given to the other party before the disclosure of confidential information. Each party agrees to keep in confidence and not disclose any confidential information received from the other, and further agrees not to use any such information for any purpose except as permitted by, or in furtherance of, this Agreement. Nothing in this Section 9 is intended to prevent or limit either party’s disclosing the relationship contemplated by this Agreement in filings with the U.S. Securities and Exchange Commission, or other public disclosures, relating to publicly traded securities of either party, or the filing of this Agreement as a related exhibit, if such party’s counsel reasonably determines that such disclosure is appropriate, and provided that to the extent permitted by law, (i) the party seeking to disclose provides the other party with written notice and (ii) Nanophase uses reasonable efforts to seek such redactions of confidential information contained herein as RHEM may reasonably request.

10.	Force Majeure

Neither party shall be liable on account of any failure to fulfill its obligations hereunder if such is delayed, hindered or prevented by forces or events beyond its reasonable control, including but not limited to fire, flood, labor difficulties, accident, explosion, riots, war, acts of God, terrorist acts, threats of terrorism generally affecting commerce, shortage of materials, transportation difficulties, and other unforeseen supervening events; provided, that the party claiming any such cause as an excuse for nonperformance has provided written notice thereof to the other party within two weeks of the event that is the basis of the failure to perform, together with the anticipated length of the delay or failure. If any failure or inability of Nanophase to ship Particles arising from an event of force majeure shall not have been cured within 180 days after the first occurrence of such event, RHEM may then exercise its rights to terminate this Agreement under Section 12(b) below, provided that no such termination shall constitute a Triggering Event under Section 8(a) above. If an event of force majeure occurs, the parties will discuss in good faith the appropriate steps required to restore, at the earliest practical time, the ability of Nanophase to deliver Particles in accord with this Agreement.
11.	Product Development and Improvement
(a)	Throughout the term of this Agreement, Nanophase agrees to use commercially reasonable efforts and devote reasonable resources to maintain the Particles for applications in the Field as “state of the art” or better, based on mutually agreed specifications. In addition, pursuant to a protocol to be agreed upon between the parties, Nanophase shall provide RHEM with at least seven (7) months’ prior written notice before implementing any manufacturing process change potentially affecting compliance with the Specifications.

(b)	Notwithstanding any other provision of this Agreement, if RHEM determines that any Particle sold in commercial quantities under this Agreement does not meet the material performance criteria of a competitive particle for a particular application in the Field, RHEM shall promptly notify Nanophase in writing and (subject to Nanophase’s accepting reasonable confidentiality obligations) give it reasonably sufficient quantities of such competitive particles and documentation of the material deficiency in the performance criteria of the particular Particle, including all available data substantiating the performance shortfall (the “Performance Deficiency Notice”). Nanophase shall thereafter have six months to meet or exceed the material performance criteria of the competitive particle for the identified application. If Nanophase is unable to meet or exceed such criteria, then RHEM shall be free to purchase the competitive particle for the particular application. In such case, the parties will promptly meet to discuss whether and upon what terms to continue this Agreement on an exclusive basis as set forth in Sections 2 and 3, hereof, with respect to such Particle. If the parties cannot agree on a course of action within 60 days of the commencement of such discussions, then this Agreement shall continue on a nonexclusive basis in accordance with its terms, and (subject to Section 3(d)) Sections 2 and 3 shall be deemed accordingly amended, and Section 8 shall be deleted, in each case, with respect to the particular Particle.
12.	Term and Termination
(a)	This Agreement shall commence on the date first set forth above and continue until September 30, 2019. During calendar year 2006, RHEM commits to purchase [* * *] kilograms of Ceria Particles at a price of $[* * *] per kilogram. There are no other minimum purchase obligations for Particles under this Agreement.

(b)	This Agreement may be terminated at any time prior to expiration upon written notice by either party in the event of (i) a material breach by the other which is not cured within thirty (30) days after delivery of written by the nonbreaching party, or (ii) the other party is placed in bankruptcy or receivership which is not dismissed within sixty (60) days of filing.

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

(c)	This Agreement may also be terminated at any time prior to expiration upon written notice by either party in the event of a change of control of the other party to an unaffiliated third party. For purposes hereof, a “change in control” means a change in the voting control of the affected party or its direct or indirect parent. Except to the extent a party’s counsel reasonably determines that such disclosure is prohibited by applicable statute or regulations of the U.S. Securities and Exchange Commission, the party affected by a change of control shall give the other at least thirty (30) days’ prior notice of the contemplated change. If the other party does not elect to terminate this Agreement as provided by this subsection, this Agreement shall continue in accordance with its terms as provided by Section 13, below.
13.	Assignment and Succession

This Agreement shall not be assigned by either party to any third party, except to an affiliate of such party (defined, for purposes of this Agreement as a company or other legal entity which controls, is controlled by, or is under common control with, RHEM or Nanophase, respectively), without the other party’s prior written consent, which consent shall not be unreasonably withheld. This Agreement shall be binding upon, and inure to the benefit of, the respective successors by merger or otherwise and permitted assigns of each party.

14.	Miscellaneous Provisions
(a)	This Agreement embodies all the terms and conditions of the agreement between the parties hereto with respect to the matters set forth herein and supersedes and cancels all previous agreements and understandings, whether oral or written, including, without limitation, the Old Agreement; provided that nothing in this Agreement shall be deemed to supersede or cancel that certain Confidentiality And Non-Use Agreement between RHEM and Nanophase dated November 27, 2001 or that certain Confidentiality and Non-Use Agreement between RHEM and

Nanophase dated March 26, 2004 with respect to information disclosed by either party to the other under such Confidentiality Agreements.
(b)	The terms of this Agreement may not be modified, waived or discharged except by an express declaration in writing signed on behalf of the parties hereto by their duly authorized officers and referring specifically to this Agreement.

(c)	The failure of Nanophase or RHEM at any time to require performance by the other of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by Nanophase or RHEM of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

(d)	The termination or expiration of this Agreement for any reason shall not affect any of the provisions of this Agreement which expressly continue in force after its termination or expiration, including the provisions of Sections 6, 7, 9 and 14, which the parties expressly agree shall survive any expiration or termination hereof.

(e)	Except as expressly provided herein, nothing in this Agreement shall be construed to make any party hereto the representative or agent of any other party and no party shall so hold itself out, nor shall any party be liable for or bound by any act or omission of any other party.

(f)	This Agreement in all respects shall be governed by and interpreted in accordance with the laws of the State of Delaware, U.S.A. without giving effect to principles of conflict of laws. RHEM and Nanophase hereby consent and submit to the jurisdiction of the state or federal courts in Delaware and agree that any litigation arising out of or relating to this Agreement shall be heard only in a state or federal court located in such state.

(g)	RHEM and Nanophase each agree that during the term of this Agreement, and for eighteen months after the termination of the Agreement, neither party will directly or indirectly hire or engage any current or former employee or contractor of the other party, nor solicit or try to induce any current employee or contractor of the other party, to leave that party’s employ or engagement.
(h)	If any provision of this Agreement is held invalid by a court of competent jurisdiction, such invalidity shall not affect the other provisions of this Agreement.

(i)	Any notice required or permitted to be given under this Agreement shall be made by personal delivery, courier, or by telecopy or first class mail to the party to whom delivery is intended at its address set forth above, or to such other address as either party shall notify to the other from time to time.

(j)	This Agreement may be signed in counterparts, each of which shall constitute an original and all of which, when take together, shall constitute one agreement.
IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

NANOPHASE TECHNOLOGIES		ROHM AND HAAS ELECTRONIC

CORPORATION		MATERIALS CMP INC.

By:	/s/ Joseph Cross	By:	/s/ Nicholas A. Gutwein

Name:	Joseph Cross	Name:	Nicholas A. Gutwein
	President and CEO		President

EXHIBIT A
AGREED SPECIFICATIONS—CERIA PARTICLES

Trade name:	NanoTek® CE 6042
Product Description:	Cerium Oxide [* * *] wt% Dispersion in [* * *]	Product Code: [* * *]
Customer Name:	RHEM (RHEM Part No. 100770284)
Physical Properties

TEST DESCRIPTION	Method	RANGE
[* * *]% [* * *]	[* * *]	[* * *].0-[* * *].0
QA-[* * *]
Particle Size (at [* * *] RRI)	[* * *]
(Dist Base Volume)	QA-[* * *]
Mean Particle Size:		0. [* * *] – 0. [* * *]
[* * *]		0.[* * *] – 0. [* * *]
[* * *]		[* * *]
[* * *]		[* * *]
pH (with [* * *] added)	[* * *]	[* * *]
QA-[* * *]
Raw Material Supplier	[* * *]	[* * *]
* Elemental Analysis

* Results are reported as present in slurry.

ELEMENT	Method	RANGE
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

ELEMENT	Method	RANGE
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	ICP-[* * *]	[* * *] ppm max
(QA-[* * *])
[* * *]	[* * *]	[* * *] ppm
[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
Labeling: Each container must be clearly labeled with [* * *].
Packaging, Handling and Shipping: [* * *].
Documentation Required: C of A.
Supplier Process Control Requirements: All process changes will require notification and compliance to document [* * *], to the extent not inconsistent with Section 11(b) of the parties’ Amended and Restated Cooperation Agreement.
Receiving Inspection Test Plan: [* * *] plan.
Revision History: Revision 2 updates this procedure per [* * *]

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

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